Exhibit 10.1

COMMITMENT INCREASE AND ASSIGNMENT AGREEMENT, dated as of November 10, 2021 (this “Agreement”), by and among:

(1)         STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (together with its successors and assigns in such capacity, the “Borrower”);

(2)         EACH OF THE EXISTING LENDER AND NEW LENDERS PARTY HERETO (as defined herein);
and

(3)         STERLING NATIONAL BANK, as the Agent (as defined herein);

Borrower, Sterling National Bank, as the collateral agent and administrative agent (in such capacities, the “Agent”) and the lender party thereto as of the date hereof (the “Existing Lender”) are party to that certain Loan and Servicing Agreement, dated as of July 2, 2021 (as amended, amended and restated, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan and Servicing Agreement.

In accordance with Section 2.18(a) of the Loan and Servicing Agreement, Borrower has proposed a Commitment Increase in an amount equal to $5,000,000 (the “Proposed Commitment Increase”).

The lenders listed on the signature pages attached hereto as “New Lenders” (the “New Lenders”) desire to become parties to the Loan and Servicing Agreement.

The Existing Lender desires to assign a portion of its Commitment to the New Lenders.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          Assignment and Assumption.

(a)         For an agreed consideration, the Existing Lender hereby irrevocably sells and assigns to each New Lender and each New Lender hereby irrevocably purchases and assumes from the Existing Lender, subject to and in accordance with the Loan and Servicing Agreement, as of the date hereof (i) all of the Existing Lender’s rights and obligations in its capacity as a Lender under the Loan and Servicing Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Existing Lender under the Loan and Servicing Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Existing Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan and Servicing Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Existing Lender to each New Lender pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).

Assigned Interests (prior to giving effect to the Commitment Increase in Section 2):

Assignor/Existing Lender	Assignee/New Lender	Aggregate Amount of Commitment/ Advances for all Lenders	Amount of Commitment/ Advances Assigned	Percentage Assigned of Commitment/ Advances
Sterling National Bank	Investors Bank	$50,000,000	$7,500,000	15.00%
Sterling National Bank	Blue Ridge Bank	$50,000,000	$7,500,000	15.00%

(b)           Existing Lender (i) represents and warrants to each New Lender that (1) it is the legal and beneficial owner of the relevant Assigned Interest, and (2) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim consented to by Existing Lender; and (ii) assumes no responsibility with respect to (1) any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or any other Transaction Document, (2) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (3) the financial condition of the Borrower or any other Person obligated in respect of any Transaction Document, or (4) the performance or observance by the Borrower or any other Person of any of their respective obligations under any Transaction Document.

(c)          Each New Lender confirms to and agrees with the Agent and the other Lender(s) as follows: (i) none of the Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto, or the Collateral or the financial condition of the Borrower, or the performance or observance by the Borrower of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) each New Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) each New Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) each New Lender appoints and authorizes the Agent and the Collateral Custodian, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Agent and the Collateral Custodian, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; (v) the representations and warranties set forth in Section 4.03 of the Loan and Servicing Agreement as to each New Lender is true and correct; and (vi) each New Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender.

(d)           In addition, each New Lender certifies that (i) it is an Eligible Assignee and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investments, (ii) it has had the opportunity to ask questions of and receive answers from the Borrower concerning the such purchase and all matters relating thereto or any additional information deemed necessary to its decision to make such purchase, (iii) it is acquiring such Commitment and/or a portion of the Advances for investment for its own account and not with a view to any distribution (but without prejudice to its right at all times to sell or otherwise dispose of such Commitment and/or a portion of the Advances in accordance with clause (v) below), (iv) it has not offered or sold such Commitment and/or a portion of the Advances to, or solicited offers to buy such Commitment and/or a portion of the Advances from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act (to the extent applicable), (v) it will not sell, transfer or otherwise dispose of such Commitment and/or a portion of the Advances unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, (2) the purchaser or transferee thereof has executed and delivered to you a certificate to substantially the same effect as this section, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Loan and Servicing Agreement, (vi) it is not acquiring such Commitment and/or a portion of the Advances, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity, the assets of which would be deemed plan assets under Section 3(42) of ERISA and the Department of Labor regulations set forth at 29 C.F.R. §2510.3–101; unless Prohibited Transaction Class Exemption (“PTCE”) 84–14, PTCE 90–1, PTCE 91–38, PTCE 95–60 or PTCE 92–23 or some other applicable prohibited transaction exemption is applicable such that the acquisition and holding of such Commitment and/or a portion of the Advances will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code and (g) it is a U.S. Person, as such term is defined in Section 7701(a)(30) of the Code.

(e)           From and after the Effective Date, the Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the Existing Lender for amounts which have accrued to but excluding the date hereof and to the relevant New Lender for amounts which have accrued from and after the date hereof.

(f)            This Agreement shall be deemed a Joinder Supplement and a Transferee Letter under the Loan and Servicing Agreement.

SECTION 2.          Commitment Increase; Reallocations.

(a)           Pursuant to Section 2.18(a) of the Loan and Servicing Agreement and subject to the terms and conditions hereof, effective as of the date hereof, (i) each of the Borrower, the Existing Lender and the Agent agree to a Commitment Increase of $5,000,000, such that the Aggregate Commitments shall be increased to $55,000,000, and (ii) the Existing Lender agrees to be an Increasing Lender and increase its Commitment by $5,000,000 such that its Commitment (after giving effect to the assignments in Section 1) shall be $40,000,000. The Commitment Increase Date shall be the date hereof.

(b)           On the date hereof, after giving effect to the assignments set forth in Section 1 and the Commitment Increase set forth in this Section 2, the New Lenders shall each make a payment to the Agent for the account of the Existing Lender, in an amount calculated by the Agent, so that after giving effect to such payment by the New Lenders and to the distribution thereof to the Existing Lenders, the Advances are held ratably by the Lenders in accordance with the respective Commitments of such Lenders.

(c)         The Agent hereby acknowledges that it has received notice pursuant to Section 2.18(a) of the Loan and Servicing Agreement within the time period required thereunder. The Administrative Agent hereby consents to the Commitment Increase amounts set forth on Schedule 1.01(a) hereto.

(d)          After giving effect to the assignments set forth in Section 1 and the Commitment Increase set forth in this Section 2, Schedule 1.01(a) to the Loan and Servicing Agreement shall be amended and restated as set forth on Schedule 1.01(a) attached hereto

SECTION 3.        Conditions Precedent. This Agreement, the assignments set forth in Section 1 and the Commitment Increase set forth in Section 2, and the obligations of the Lenders hereunder shall become effective on and as of the date hereof upon satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Administrative Agent:

(a)           counterparts of this Agreement shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Agent;

(b)          each of the conditions set forth or referred to in Section 2.18(a) of the Loan and Servicing Agreement shall be satisfied, and pursuant to Section 2.18(a)(vii) of the Loan and Servicing Agreement, the Agent shall have received a certificate of the Borrower stating that each of the applicable conditions to the Commitment Increase set forth in Section 2.18 of the Loan and Servicing Agreement has been satisfied;

(c)            the Agent shall have received all fees due pursuant to Administrative Agent Fee
Letter; and

(d)           all reasonable and documented up-front expenses and fees (including the reasonable and documented legal fees of outside counsel, any fees required under the Fee Letters) that have been invoiced shall have been paid in full.

SECTION 4.          Representations and Warranties of the Borrower.The Borrower hereby represents and warrants that:

(a)          The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority necessary to own and service the Loan Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)         The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement; and (y) perform and carry out the terms of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement and the transactions contemplated thereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement.

(c)           This Agreement has been duly executed and delivered by the Borrower and this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d)          No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement or the validity or enforceability of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document or the ability of any of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(e)        The execution, delivery and performance of this Agreement, the Loan and Servicing Agreement as supplemented by this Agreement, and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or the Operating Agreement, (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens, (iii) violate any Applicable Law in any material respect, or (iv) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)         There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party.

(g)         No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date hereof or shall result from the transactions contemplated hereby;

(h)          The representations and warranties contained in this Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

SECTION 5.          Consent and Reaffirmation.

(a)          (x) The Borrower (i) agrees that, the Loan and Servicing Agreement and each other Transaction Document continue to be in full force and effect and all of the covenants and agreements and other provisions contained in the Loan and Servicing Agreement (as supplemented hereby) and each other Transaction Document are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date hereof, (ii) acknowledges that the term “Obligations” include any and all Advances made now or in the future in respect of the Commitment Increase and all interest and other amounts owing in respect thereof under the Transaction Documents, and (iii) confirms and ratifies its collateral assignment and pledge to the Collateral Agent, on behalf of the Secured Parties, and grant of a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations (as supplemented hereby) due or to become due, direct or indirect, or absolute or contingent, and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, all as provided in the Transaction Documents as originally executed (and supplemented hereby).

(b)          On the Effective Date, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan and Servicing Agreement as modified by this Agreement and each reference in any other Transaction Document shall mean the Loan and Servicing Agreement as modified hereby.

(c)           This Agreement is a Transaction Document under the Loan and Servicing
Agreement.

SECTION 6.         Expenses. Pursuant to Section 10.07 of the Loan and Servicing Agreement, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside counsel fees and expenses) of the Agent in connection with the preparation, execution, delivery, and administration of this Agreement and the other documents entered into in connection herewith.

SECTION 7.         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.      GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 9.         Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

By:	/s/	Brett Hickey
Name:		Brett Hickey
Title:		Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to
Commitment Increase and Assignment Agreement]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:

STERLING NATIONAL BANK

By:	/s/	Andrew Shuster
Name:		Andrew Shuster
Title:		Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to
Commitment Increase and Assignment Agreement]

EXISTING LENDER:

STERLING NATIONAL BANK

By:	/s/	Andrew Shuster
Name:		Andrew Shuster
Title:		Managing Director

[Signature Page to
Commitment Increase and Assignment Agreement]

NEW LENDER:

INVESTORS BANK

By:	/s/	Kenneth L. Waiters
Name:		Kenneth L. Waiters
Title:		Senior Vice President

[Signature Page to
Commitment Increase and Assignment Agreement]

NEW LENDER:

BLUE RIDGE BANK

By:	/s/	Andrea Stover
Name:		Andrea Stover
Title:		Senior Vice President

[Signature Page to
Commitment Increase and Assignment Agreement]

SCHEDULE 1.01(a)
Commitments

Lender	Commitment	Percentage
Sterling National Bank	$40,000,000	72.72727273%
Blue Ridge Bank	$7,500,000	13.63636364%
Investors Bank	$7,500,000	13.63636364%
TOTAL	$55,000,000